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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
J. C. Penney Company, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-59666, 33-66070, 33-66072, 333-13949, 333-22627,
333-22607, 333-33343, 333-27329, 333-71237) and Form S-3 (No. 333-57019) of
J. C. Penney Company, Inc. of our reports dated February 24, 2000, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 29, 2000 and January 30, 1999, and the related consolidated statements of income, stockholders' equity, and cash flows and the financial statement schedule for each of the years in the three-year period ended January 29, 2000, which reports are included or incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 29, 2000


                                             /s/ KPMG LLP



Dallas, Texas
April 25, 2000